SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant   /X/
Filed by a Party other than the Registrant / /
Check the appropriate box:

/ /  Preliminary Proxy Statement

/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

/X/  Definitive Proxy Statement

/ /  Definitive Additional Materials

/ /  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                              CYCARE SYSTEMS, INC.
                 ----------------------------------------------
                (Name of Registrant as Specified In Its Charter)


     ----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /   $125 per Exchange Act Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2) or
      Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

         1)      Title of each class of securities to which transaction applies:

                 --------------------------------------------------------------
         2)      Aggregate number of securities to which transaction applies:

                 --------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

                 --------------------------------------------------------------
         4)      Proposed maximum aggregate value of transaction:

                 --------------------------------------------------------------
         5)      Total fee paid:

                 --------------------------------------------------------------
/X/  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1)      Amount Previously Paid:

                 --------------------------------------------------------------
         2)      Form, Schedule or Registration Statement No.:

                 --------------------------------------------------------------
         3)      Filing Party:

                 --------------------------------------------------------------
         4)      Date Filed:

                 --------------------------------------------------------------

                              CYCARE SYSTEMS, INC.
                           7001 North Scottsdale Road
                                   Suite 1000
                         Scottsdale, Arizona 85253-3644

                                   NOTICE OF
                         ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 21, 1996

To the Stockholders:

     The 1996 Annual Meeting of Stockholders (the "Meeting") of CyCare Systems, Inc., a Delaware Corporation (the "Company") will be held at 7001 North Scottsdale Road, Suite 1000, Scottsdale, Arizona 85253-3644, on Tuesday, May 21, 1996, at 3:00 p.m., local time, for the following purposes:

     1.   To elect two directors for three-year terms expiring in 1999;

     2. To amend the CyCare Systems, Inc. Certificate of Incorporation, increasing the number of authorized shares of Common Stock by 15,000,000;

     3. To amend the CyCare Systems, Inc., 1995 Long-Term Incentive Plan, increasing the number of shares of stock available for awards by 400,000;

     4. To consider and act upon any other business that may properly come before the Meeting or any adjournment(s) thereof.


     The Board of Directors has fixed the close of business on March 22, 1996, as the record date for the determination of stockholders entitled to receive notice of and to vote at the Meeting or any adjournment thereof.

     A copy of the Company's Annual Report covering the year ended December 31, 1995 is enclosed, but is not deemed to be part of the official proxy soliciting materials. Stockholders failing to receive a copy of the Annual Report may obtain one by writing to the Secretary of the Company at the address stated above.

     Your attention is directed to the accompanying Proxy and Proxy Statement.

                                        BY ORDER OF THE BOARD OF DIRECTORS
                                        Mark R. Schonau, Secretary

Scottsdale, Arizona
March 29, 1996


ALL STOCKHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE PROMPTLY DATE, SIGN AND RETURN THE ENCLOSED PROXY. A POSTAGE PREPAID ENVELOPE IS PROVIDED FOR MAILING. A PERSON GIVING A PROXY HAS THE POWER TO REVOKE IT. IF YOU ATTEND THE MEETING, YOUR PROXY WILL NOT BE COUNTED WITH RESPECT TO ANY MATTER UPON WHICH YOU VOTE IN PERSON.

                                 CYCARE SYSTEMS, INC.
                           7001 North Scottsdale Road
                                   Suite 1000
                         Scottsdale, Arizona 85253-3644

                                 PROXY STATEMENT



      This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of CyCare Systems, Inc. (the "Company") for the Annual Meeting of Stockholders of the Company (the "Meeting") to be held on May 21, 1996 at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

      Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time prior to the voting thereof, by giving written notice to the Company or by voting in person at the Meeting. All valid, unrevoked proxies will be voted as directed. In the absence of any contrary directions, proxies will be voted in favor of each proposal set forth in the Notice of Meeting and, with respect to such other matters as may properly come before the Meeting, in the discretion of the appointed proxies.

      Only holders of record of the Company's Common Stock (the "Common Stock") as of the close of business on March 22, 1996 will be entitled to vote at the Meeting. At that date, there were 5,058,170 shares of Common Stock outstanding. Each share of Common Stock is entitled to one vote on all matters on which stockholders may vote. There is no cumulative voting in the election of directors.

      The proxy solicitation is being made primarily by mail, although proxies may be solicited by personal interview, telephone, telegraph or letter. The Company will pay the cost of this solicitation, including the charges and expenses of brokerage firms and others who forward solicitation materials to beneficial owners of the Common Stock. The Company has arranged for First
Chicago Trust Company of New York (First Chicago) and Corporate Investor Communications, Inc. (CIC) to serve as its proxy solicitation agents. In such capacity, First Chicago will coordinate and oversee the distribution of the proxy materials to, and the return of the proxy cards by, registered stockholders, and CIC will provide similar services for beneficial owners. The fee for such services is estimated to be $1,750 for First Chicago and $1,500 for CIC, plus out-of-pocket expenses. This Proxy Statement and the proxy card are being mailed to stockholders on or about March 29, 1996.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

      The Board is divided into three classes, with one class elected each year for a three-year term. Two current Board members, Jim H. Houtz and James L. Schamadan, M.D., have been unanimously nominated for three-year terms expiring in 1999. The shares represented by the enclosed proxy will be voted for the election of Mr. Houtz and Dr. Schamadan as directors, unless a vote is withheld from such persons. To be elected, Mr. Houtz and Dr. Schamadan must receive a plurality of the votes of shares present in person or represented by proxy at the Meeting and entitled to vote for election of directors. An abstention with respect to the election of any director nominee will not be counted either in favor or against the election of any such nominee. Members of the New York Stock Exchange are permitted to vote their clients' proxies in their own discretion as to the election of directors if the clients have not furnished voting instructions within ten (10) days of the Meeting. If either of the nominees ceases to be a candidate for election for any reason, the proxies will be voted for a substitute nominee designated by the Board. The Board currently has no reason to believe that either nominee will not remain a candidate for election as a director or will be unwilling to serve as a director if elected.

Information Concerning Directors and Nominees

The following table sets forth certain information as to the nominees for director and for each director with a term expiring after 1996:

                                                                       Served as
                                                                       Director
Name                        Age     Position(s) with the Company       Since
- ----                        ---     ----------------------------       ---------

                  NOMINEES WITH TERMS EXPIRING IN 1999

Jim H. Houtz                60      Director; Chairman of the Board;     1969
  (1)                               President; Chief Executive Officer

James L. Schamadan, M.D.    68      Director                             1990
  (2)
                  DIRECTORS WITH TERMS EXPIRING IN 1997

Richard J. Burgmeier        62      Director                             1969
   (3)
Frank H. Bertsch            70      Director                             1978
   (4)
                  DIRECTOR WITH TERM EXPIRING IN 1998

A. Theodore Engkvist  (5)   61       Director                            1990
- --------


(1) Mr. Houtz founded the Company in 1967 and serves as its Chairman of the Board, President and Chief Executive Officer. In 1992, Mr. Houtz was also named Chairman of the Board of CyData, Inc., the Company's wholly-owned subsidiary.

(2) Dr. Schamadan is the President of the consulting group, Young Everett Stars, Inc. He is a physician in private practice, specializing in occupational and environmental medicine. He also serves as Chairman of the American Foundation for Firefighter Health & Safety. From 1982 until his retirement in 1992, he was the President and Chief Executive Officer of the Scottsdale Memorial Hospital System. He has authored numerous scientific publications in the field of biomedical engineering and currently is on the Board of Directors of Medical Control, Inc., a diversified health corporation based in Dallas, Texas.

(3) Mr. Burgmeier serves as the Company's Director of Vendor Relations and CyCare Plaza. He has served as a consultant to the Company or as an executive officer of the Company since 1969.

(4)   Mr.   Bertsch  is  Chairman  of  the  Executive   Committee  of  Flexsteel
      Industries, Inc., a furniture manufacturer. He has been an executive officer and director of that firm since 1947.

(5) Mr. Engkvist has been President of Enjo Consulting, a business consulting firm, since 1992. Prior to that time, he served as Chairman of the Board and Chief Executive Officer of AGS Computers, Inc., a provider of consulting and software solutions. AGS Computers, Inc. was a subsidiary of NYNEX. Mr. Engkvist was President of NYNEX Information Solutions Group, Inc., a provider of communications and information systems and software, from 1987 until 1991. Mr. Engkvist also serves on the Board of Directors of Sequoia, Inc., a company specializing in the design, manufacture and service of totally available computer systems.

                                   PROPOSAL 2

                    AMENDMENT TO CERTIFICATE OF INCORPORATION
                  TO INCREASE AUTHORIZED SHARES OF COMMON STOCK

      The Board of Directors of the Company has approved and recommends that the stockholders approve an amendment to the Company's Certificate of Incorporation to increase the authorized shares of Common Stock from 10,000,000 shares to 25,000,000 shares. The Board of Directors of the Company believes the increase in the authorized shares is necessary to provide the Company with the flexibility to act in the future with respect to financing programs, acquisitions and other corporate purposes without the delay and expense incidental to obtaining stockholder approval each time an opportunity requiring the issuance of shares may arise.

      On February 22, 1996, the Company had 6,097,957 shares of Common Stock issued. Also on that date, the Company had reserved shares of Common Stock for issuance as follows: (i) 529,022 for issuance under the Company's 1995 Long-Term Incentive Plan with a proposal in this proxy statement to increase the number of shares available by 400,000; (ii) 46,375 for issuance under the Company's Director Stock Plan; and (iii) 302,701 for issuance under the Company's Employee Stock Purchase Plan.

      The lack of authorized Common Stock available for issuance would unnecessarily limit the Company's ability to pursue opportunities for future financings, acquisitions, mergers and other transactions. The Company would also be limited in its ability to effectuate future stock splits or stock dividends. Although the Company has no plans to issue additional shares of Common Stock in the near future, the Board of Directors believes that the increase in the authorized shares of Common Stock is necessary to provide the Company with the flexibility to pursue the types of opportunities described above without added delay and expense.

      The availability of authorized but unissued shares of Common Stock might have the effect of preventing or discouraging an attempt by another person to obtain control of the Company, because the additional shares could be issued by the Board of Directors, which could dilute the stock ownership of such person. The Company has no plans for such issuances and this proposal is not being proposed in response to a known effort to acquire control of the Company.

      Adoption of the amendment to the Certificate of Incorporation to increase the Company's authorized Common Stock requires the vote of the majority of the outstanding shares of the Company's Common Stock. Because they are not affirmative votes for the proposal, abstentions and broker non-votes will have the same effect as votes against the proposal. If the proposal is approved, the Company intends to file an amendment to the Certificate of Incorporation shortly after the 1996 Annual Meeting.

The Board recommends a vote FOR approval of the Amendment to Certificate of Incorporation to Increase Authorized Shares of Common Stock.

                                   PROPOSAL 3

       AMENDMENT OF THE CYCARE SYSTEMS, INC. 1995 LONG-TERM INCENTIVE PLAN

      The Board has approved, and recommends that the stockholders approve, the amendment of the CyCare Systems, Inc. 1995 Long-Term Incentive Plan (the "Plan"). The Plan authorizes grants of Incentive Stock Options ("ISOs"), Non-Qualified Stock Options ("NQSOs"), Stock Appreciation Rights ("SARs"), Restricted Stock Performance Shares, and Dividend Equivalents to officers and other key employees of the Company. Approximately 100 of the Company's employees are eligible to participate in the Plan. The Plan amendment would increase the total number of shares of Common Stock available for awards from 1,120,000 to 1,520,000.

      The Board believes that use of long-term incentives as authorized under the Plan is beneficial to the Company as a means of promoting the success and enhancing the value of the Company by linking the personal interests of its key employees to those of its stockholders and by providing them with an incentive for outstanding performance. These incentives also provide the Company flexibility in its ability to attract and retain the services of employees upon whose judgment, interest and special effort the successful conduct of the Company's operation is largely dependent. As of February 22, 1996, 1,120,000 shares of Common Stock are authorized for issuance under the Plan. Of these, 590,978 shares have been exercised and are included in the total number of shares of Common Stock issued. Option grants representing 434,625 shares are currently outstanding and 94,397 remain available for grants for future issuance. It is the Company's policy to issue shares held in Treasury as stock options are exercised. The Board believes that an increase in the number of authorized shares is necessary for the continued optimal use of the Plan.


     The Plan is administered by a committee appointed by the Board consisting of at least two (2) non-employee directors (the "Committee"). The Committee has the exclusive authority to administer the Plan, including the power to determine eligibility, the types and sizes of awards, and the timing of awards. On March 22, 1996, the last reported sale price of the Common Stock on the New York Stock Exchange was $27.375 per share.

DESCRIPTION OF THE AVAILABLE AWARDS

Incentive Stock Options

      An ISO is a stock  option that  satisfies  the  requirements  specified in
Section 422 of the Internal Revenue Code (the "Code"). Under the Code, ISOs may only be granted to employees. In order for an option to qualify as an ISO, the price payable to exercise the option must equal or exceed the fair market value of the stock at the date of the grant, the option must lapse no later than 10 years from the date of the grant, and the stock subject to ISOs that are first exercisable by an employee in any calendar year must not have a value of more than $100,000 as of the date of grant. Certain other requirements must also be met. The Committee shall determine the consideration to be paid to the Company upon exercise of any options. The form of payment may include cash, Common Stock, or other property.

      An optionee will not be treated as receiving taxable income upon either the grant of an ISO or upon the exercise of an ISO. However, the difference between the exercise price and the fair market value on the date of exercise will be an item of tax preference at the time of exercise in determining liability for the alternative minimum tax, assuming that the Common Stock is either transferable or is not subject to a substantial risk of forfeiture under
Section 83 of the Code. If at the time of exercise, the Common Stock is both nontransferable and is subject to a substantial risk of forfeiture, the difference between the exercise price and the fair market value of the Common Stock (determined at the time the Common Stock becomes either transferable or not subject to a substantial risk of forfeiture) is a tax preference item in the year in which the Common Stock becomes either transferable or not subject to a substantial risk of forfeiture.

      If Common Stock acquired by the exercise of an ISO is not sold or otherwise disposed of within two years from the date of its grant and is held for at least one year after the date such Common Stock is transferred to the optionee, any gain or loss resulting from its disposition will be treated as long-term capital gain or loss. If such Common Stock is disposed of before the expiration of the above-mentioned holding periods, a "disqualifying disposition" will occur. If a disqualifying disposition occurs, the optionee will realize ordinary income in the year of the disposition in an amount equal to the difference between the fair market value of the Common Stock on the date of exercise and the exercise price, or the selling price of the Common Stock and the exercise price, whichever is less. The balance of the optionee's gain on a disqualifying disposition, if any, will be taxed as capital gain.

      The Company will not be entitled to any tax deduction as a result of the grant or exercise of an ISO, or on a later disposition of the Common Stock received, except that in the event of a disqualifying disposition, the Company will be entitled to a deduction equal to the amount of ordinary income realized by the optionee.

Non-Qualified Stock Options

      An NQSO is any stock option other than an Incentive Stock Option. Such options are referred to as "non-qualified" because they do not meet the requirements of, and are not eligible for, the favorable tax treatment provided by Section 422 of the Code.

      No taxable income will be realized by an optionee upon the grant of an NQSO, nor is the Company entitled to a tax deduction by reason of such grant. Upon the exercise of an NQSO, the optionee will realize ordinary income in an amount equal to the excess of the fair market value of the Common Stock on the date of exercise over the exercise price and the Company will be entitled to a corresponding tax deduction.

      Upon a subsequent sale or other disposition of Common Stock acquired through exercise of an NQSO, the optionee will realize short-term or long-term capital gain or loss to the extent of any intervening appreciation or depreciation. Such a resale by the optionee will have no tax consequence to the Company.

Stock Appreciation Rights

      An SAR is the right granted to an employee to receive the appreciation in the value of a share of Common Stock over a certain period of time. Under the Plan, the Company may pay that amount in cash, in Common Stock, or in a combination of both.

      A recipient who receives an SAR award is not subject to tax at the time of the grant and the Company is not entitled to a tax deduction by reason of such grant. At the time such award is exercised, the recipient must include in income the appreciation inherent in the SARs (i.e., the difference between the fair market value of the Common Stock on the date of grant and the fair market value of the Common Stock on the date the SAR is exercised). The Company is entitled to a corresponding tax deduction in the amount equal to the income includible by the recipient in the year in which the recipient recognizes taxable income with respect to the SAR.

Performance Shares

      Under the Plan, the Committee may grant performance share units to a key employee. Typically, each performance share unit will be deemed to be the equivalent of one share of Common Stock.

      A recipient of a Performance Share award will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction by reason of such grant. Instead, a recipient of Performance Shares will recognize ordinary income equal to the fair market value of the shares at the time the performance goals related to the Performance Shares are attained and paid to the recipient. The Company is entitled to a tax deduction equal to the amount of income recognized by the recipient in the year in which the performance goals are achieved.

Restricted Stock Awards

      Under the Restricted Stock feature of the Plan, a key employee may be granted a specified number of shares of Common Stock ("Restricted Stock"). However, vested rights to such stock are subject to certain restrictions or are conditioned on the attainment of certain performance goals. If the employee violates any of the restrictions during the period specified by the Committee or the performance standards fail to be satisfied, the stock is forfeited.

      A recipient of a Restricted Stock award will recognize ordinary income equal to the fair market value of the Restricted Stock at the time the restrictions lapse. The Company is entitled to a tax deduction equal to the amount of income recognized by the recipient in the year in which the restrictions lapse.

      Instead of postponing the income tax consequences of a Restricted Stock award, the recipient may elect to include the fair market value of the Common Stock in income in the year the award is granted. This election is made under
Section 83(b) of the Code. This Section 83(b) election is made by filing a written notice with the Internal Revenue Service office with which the recipient files his or her federal income tax return.

      The tax treatment of the subsequent disposition of Restricted Stock will depend upon whether the recipient has made a Section 83(b) election to include the value of the Common Stock in income when awarded. If the recipient makes a
Section 83(b) election, any disposition thereafter will result in a capital gain or loss equal to the difference between the selling price of the Common Stock and the fair market value of the Common Stock on the date of grant. Such capital gain or loss will be a long-term or short-term capital gain or loss depending upon the period the Restricted Stock is held. If no Section 83(b) election is made, any disposition thereafter will result in a capital gain or loss equal to the difference between the selling price of the Common Stock and the fair market value of the Common Stock on the date the restrictions lapsed. Again, such capital gain or loss will be a long-term or short-term capital gain or loss depending upon the period the Restricted Stock is held.

Dividend Equivalents

      The Plan also allows for the granting of Dividend Equivalent rights in conjunction with the grant of options or SARs. These rights entitle the employee to receive an additional amount of stock upon exercising the underlying option or SAR.

      A recipient of a Dividend Equivalent award will not realize taxable income at the time of grant, and the Company will not be entitled to a deduction by reason of such grant. Instead, when the option upon which the Dividend Equivalent award is paid is exercised, the recipient must include in ordinary income the fair market value of the Common Stock issued in payment of the Dividend Equivalent award at the time the award is paid.

      The Company will be entitled to a tax deduction in an amount, and at the time, that the participant recognizes ordinary income due to the payment of the Dividend Equivalent award. The amount included as ordinary income in the optionee's income becomes the optionee's tax basis for determining gains or losses on the subsequent sale of the Common Stock.

      Approval of this proposal requires the affirmative vote of the holders of the majority of the outstanding shares of Common Stock present for this proposal at the Meeting. Abstentions are considered present for this proposal, so they will have the same effect as votes against the proposal. Broker non-votes are not considered present for this proposal.

Participating in the 1995 Long-Term Incentive Plan

      The following table sets forth grants of NQSOs made under the Plan during 1995 to (i) each of the executive officers named on page 11; (ii) all current executive officers as a group; and (iii) all employees, including all current officers who are not executive officers, as a group. Grants under the Plan are made at the discretion of the Committee. Accordingly, future grants under the Plan are not yet determinable.


                                  PLAN BENEFITS
                          1995 Long-Term Incentive Plan

                                      Number of Shares        Weighted Average
                                      Subject to Options      Exercise Price
Name and Position                     Granted (#)             Per Share ($/sh)
- -----------------                     ------------------      ----------------

Jim H. Houtz                                40,000               21.5625
Chairman of the Board,
President and Chief
Executive Officer

David H. Koeller                            40,000               22.8438
President of Group Practice

Mark R. Schonau                             20,000               21.5625
Chief Financial Officer,
Secretary and Treasurer

Bill W. Childs                              30,000               22.2500
Senior Vice President

Randy L. Skemp                              20,000               21.5625
Senior Vice President

Current Executive Officers                 170,000               21.9853

Non-Executive Officer Employee Group       315,500               22.8879

The Board unanimously recommends a vote FOR approval of the Amendment of the CyCare Systems, Inc. 1995 Long-Term Incentive Plan.

                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of February 22, 1996, the number and percentage of outstanding shares of Common Stock beneficially owned by each person known by the Company to beneficially own more than 5% of such stock, by each director of the Company, by each named executive officer of the Company and by all directors and executive officers of the Company as a group:


                                                        Shares
                                                  Beneficially           Percent
Name and Address of Beneficial Owner                     Owned             Owned
- ------------------------------------              ------------           -------
Jim H. Houtz (1) (2) (3)                               390,721               7.7
Richard J. Burgmeier (1) (4)                            63,000               1.2
Mark R. Schonau (1) (3)                                 25,639                 *
David H. Koeller  (1) (3)                               21,339                 *
Frank H. Bertsch (1)                                    11,598                 *
Randy L. Skemp (1) (3)                                  10,176                 *
Bill W. Childs (1) (3)                                   7,870                 *
James L. Schamadan, M.D. (1) (3)                         7,125                 *
A. Theodore Engkvist (1) (3)                             4,125                 *
AIM Management Group Inc. (5)                          491,900               9.7
Putnam Investments Inc. (6)                            378,645               7.5
All directors and executive officers
  as a group (10 persons) (7)                          553,360              11.0
- ----------

* Less than one percent

(1) The address of the above named executive officers and directors is c/o the Company at 7001 North Scottsdale Road, Suite 1000, Scottsdale, Arizona 85253-3644.

(2) Includes 37,500 shares held by Mr. Houtz's wife for herself, over which Mr. Houtz shares voting and investment power.

(3) Includes shares which may be acquired by the exercise of stock options within 60 days of the record date as follows: 20,000 for Mr. Houtz; 16,250 for Mr. Schonau; 4,375 for Mr. Koeller; 8,750 for Mr. Skemp; 6,250 for Mr. Childs; 3,625 for Dr. Schamadan; and 625 for Mr. Engkvist.

(4) Includes 25,000 shares held by Mr. Burgmeier's wife. Mr. Burgmeier disclaims beneficial ownership of these shares.

(5) The address of AIM Management Group Inc. is 11 Greenway Plaza, Suite 1919, Houston, Texas 77046. According to the Schedule 13G dated February 12, 1996, AIM Management Group Inc., on behalf of itself and its wholly owned subsidiaries, AIM Advisors, Inc. and AIM Capital Management, Inc.,
     beneficially owned 491,900 shares of Common Stock at December 31, 1995. According to the Schedule 13G, AIM Management Group Inc. had shared voting and dispositive power over all 491,900 shares. The Company makes no representation as to the accuracy or completeness of the information provided in this footnote, which is based solely on AIM Management Group Inc.'s Schedule 13G filings.

(6) The address of Putnam Investments Inc. is One Post Office Square, Boston, Massachusetts 02109. Certain Putnam investment managers (together with their parent corporations, Putnam Investments, Inc. and Marsh & McLennan Companies, Inc.) are considered "beneficial owners" of an aggregate of 378,645 shares of Common Stock at December 31, 1995. The information regarding Putnam Investment Inc.'s stockholdings was obtained from its
     Schedule 13G filings. Accordingly, the Company makes no representation as to the accuracy or completeness of the information.

(7) Includes 65,625 shares which executive officers and directors have the right to acquire beneficial ownership of within the next 60 days of the record date under the Company's 1995 Long-Term Incentive Plan.

                      MEETINGS OF THE BOARD AND COMMITTEES

      There were four regularly scheduled meetings and five special meetings of the Board during 1995. With the exception of Raymond R. Maturi whose term expired on May 16, 1995, each director attended 75% or more of the meetings of the Board and of the meetings of the Board committees on which he served.

      The Board has established an Audit Committee comprised of Mr. Bertsch and Dr. Schamadan. The Audit Committee is responsible for the review of internal accounting controls, financial reporting and related audit matters and selection of the Company's independent public accounting firm. The Audit Committee met once in 1995 to discuss 1994 audit matters. The Compensation Committee, also consisting of Mr. Bertsch and Dr. Schamadan, met four times during 1995. The Compensation Committee is responsible for the annual review of officer compensation and other incentive programs. The Company does not maintain a standing nominating committee or other committees performing similar functions.

                      BOARD COMPENSATION COMMITTEE REPORT
                           ON EXECUTIVE COMPENSATION

Overview and Philosophy

      The Company's compensation program for executive officers is primarily comprised of base salary, annual bonus and long-term incentives in the form of stock option grants. Executives also participate in various other benefit plans, including medical and retirement plans, generally available to all employees of the Company.

      The Company's philosophy is to pay base salaries to executives that enable the Company to attract, motivate and retain highly qualified executives comparable with similarly situated companies. The annual bonus program is designed to reward for performance based on financial results. Stock option grants are intended to result in minimal or no rewards if stock price does not appreciate, but may provide substantial rewards to executives as stockholders benefit from stock price appreciation.

      The Compensation Committee believes that the Company's most direct competitors for executive talent are not necessarily all of the companies that would be included in a peer group established to compare stockholder returns. Thus, the compensation peer group is not the same as the peer group index in the performance graph included in this proxy statement.

Base Salary and Annual Incentives

      Base salaries for executive positions are established at the average pay level of comparable positions in similarly-sized high technology companies and in relation to executive salaries paid within the industry in which the Company competes. The Compensation Committee has access to competitive surveys and outside compensation consultants to help determine the relevant competitive pay levels. The Company targets base pay at the level required to attract and retain highly qualified executives. In determining salaries, the Compensation Committee also takes into account individual experience and performance, internal equity relative to other positions within the Company and specific needs particular to the Company.

      Annual incentive awards are based on the achievement of predetermined performance objectives. The objectives are based on pre-tax income and revenue growth and the successful achievement of functional and personal goals. The Company feels that bonuses paid in 1995 were reflective of these achievements and goals.

Stock Option Grants

      The Company strongly believes in tying executive rewards directly to the long-term success of the Company and increases in stockholder value through grants of stock options. Stock grants will also enable executives to develop and maintain a significant stock ownership position in the Company.

Other Benefits

      Executive officers are eligible to participate in benefit programs designed for all full-time employees of the Company. These programs include medical insurance, a qualified retirement program allowed under Section 401(k) of the Code, a stock purchase program provided for under Section 423 of the Code, which allows employees to purchase stock at a discount from fair market value, and life insurance coverage equal to 2-1/2 times base salary up to a maximum of $300,000. In addition to these all-employee programs, selected executives participate in a supplemental split-dollar life insurance program. Payments under this program made on behalf of the executives during 1995 are listed in the All Other Compensation column in the Summary Compensation Table.

Section 162(m)

      The Compensation Committee intends to review all compensation programs in 1996 for compliance with Section 162(m) of the Code and make any necessary adjustments to comply with this section of the Code.

Chief Executive Officer Compensation

      Mr. Houtz was a founder of the Company and has served as its President or CEO since the Company's inception in 1967. In January 1993, the Compensation Committee increased Mr. Houtz's base salary by 4% over previous levels based on his increased responsibilities for, and the success of, CyData, the Company's wholly-owned subsidiary. However, as of August 1993, Mr. Houtz received a 10% reduction in base salary as a cost cutting measure. To date, Mr. Houtz's previous base salary has not been reinstated.

      In 1994, the Compensation Committee commissioned a study by the Wyatt Company, a nationally-known compensation consulting group, to review the compensation of the CEO. The study found that the CEO's total compensation level was in the competitive range of other CEOs within the Company's peer group.

      Mr. Houtz also has a retirement plan that enables the Company to continue to benefit from Mr. Houtz's expertise and experience upon his retirement as the Company's CEO. Mr. Houtz will continue to perform services for the Company as directed by the President or Board of Directors on a part-time consulting basis following retirement. As compensation for these services, Mr. Houtz will receive 60% of his average annual compensation during his last two years of service and continuation of the existing benefits package while acting in the consulting capacity. In making this provision, the Company did not anticipate the imminent retirement of Mr. Houtz, but did so to ensure the desired level of management continuity for the Company. The consulting arrangement will continue for five years following his retirement.


Frank H. Bertsch
James L. Schamadan, M.D.

Members of the Compensation Committee

                   PERFORMANCE GRAPH FOR CYCARE SYSTEMS, INC.

              Indexed Comparison of 5-Year Cumulative Total Return

     CyCare Systems, Inc., Russell 2000 Index and Custom Peer Group Indices


                    1990      1991      1992      1993      1994      1995
                    ----      ----      ----      ----      ----      ----
Russell 2000       100.00    146.05    172.94    205.64    201.56    258.89

Custom Index       100.00    146.17    193.96    247.73    349.99    643.94

CyCare             100.00    102.17    117.39    145.65    258.69    445.65


Note: Assumes $100 invested on 12/31/90 in CyCare Systems, Inc., Russell 2000 Index and a Custom market capitalization weighted index including Medaphis, Shared Medical Systems, HBO & Co., C.I.S. Technologies and National Data Corp. Total return assumes reinvestment of dividends on a daily basis for the Russell 2000 and quarterly for the Custom Index.

                           SUMMARY COMPENSATION TABLE


                                                                               Long-Term Compensation
                                                  Annual Compensation          Awards         Payouts
                                            ------------------------------   --------------------------
                                                                    Other
                                                                    Annual   Restricted                   All Other
                                                                    Compen-    Stock      Options/ LTIP   Compensa-
Name and                                   Salary         Bonus     sation     Awards       SARS   Pay-    sation
Principal Position               Year      ($) (3)        ($) (4)   ($) (5)    ($)           (#)   ($)     ($) (6)
- --------------------------------------------------------------------------------------------------------------------

Jim H. Houtz                    1995       290,149        102,900      ---      0         20,000    0      132,741
Chairman of the Board,                                                 ---                20,000    0
President and Chief             1994       290,155        104,450      ---      0         30,000    0      132,741
Executive Officer               1993       308,967            0        ---      0            0      0      165,543


David H. Koeller                1995       169,615         33,750      ---      0         10,000    0       16,930
President of Group Practice                                                               30,000    0
                                1994       139,997         62,500      ---      0          7,500    0       16,931
                                1993       126,500            0        ---      0            0      0       16,894


Mark R. Schonau                 1995       151,846         44,100      ---      0         10,000    0       16,929
Chief Financial Officer,                                                                  10,000
Secretary and Treasurer         1994       129,550         41,435      ---      0          5,000    0       16,688
                                                                                          25,000
                                1993       114,138         18,000      ---      0            0      0       16,244


Bill W. Childs                  1995       115,500         45,000     25,000    0         25,000    0        1,386
Senior Vice President (1)                                                                  5,000
                                1994         ---             ---       ---                   ---    ---        ---
                                1993         ---             ---       ---                   ---    ---        ---

Randy L. Skemp                  1995       106,430         31,501     31,544    0         10,000     0       6,571
Senior Vice President (2)                                                                 10,000
                                1994        92,198         68,516      ---      0         20,000     0       6,422
                                1993         ---             ---       ---                   ---    ---       ---

- -----------------------

(1)   On April 1,  1995,  Bill W.  Childs  joined  the  Company  as Senior  Vice
      President.

(2)   Mr. Skemp did not serve as an executive officer during 1993.

(3) Amounts shown include cash compensation earned by executive officers, as well as amounts deferred pursuant to the Company's 401(k) Savings Plan.

(4) Reflects amounts earned under the Company's bonus plan which is open to all officers and a relocation bonus of $8,516 paid to Mr. Skemp in 1994.

(5) Mr. Childs was awarded a $25,000 bonus upon acceptance of his position with the Company. Mr. Skemp was reimbursed moving expenses of $23,066 and was paid gross-up payments of $8,478 for tax liabilities incurred as a result of his relocation.

(6)   "All Other Compensation" consists of the following:

                                            1995           1994        1993
                                            ----           ----        ----

(a)   Economic benefit of split-dollar life insurance policies:

                 Jim H. Houtz               6,618        5,565        5,318
                 David H. Koeller             739          686          629
                 Mark R. Schonau              643          613          579
                 Bill W. Childs               ---          ---          ---
                 Randy L. Skemp               321          305          ---


(b) Amount of premiums paid for the split dollar life insurance policies less the economic benefit of the policy identified in 6(a):

                 Jim H. Houtz                46,046      47,099      60,696
                 David H. Koeller            14,805      14,859      14,916
                 Mark R. Schonau             14,900      14,930      14,965
                 Bill W. Childs                 ---         ---         ---
                 Randy L. Skemp               4,864       4,881         ---

(c) Amount of premiums paid for the split dollar life insurance policy covering Mr. Houtz and his spouse and the economic benefit of said policy:

                 Premiums Paid               76,790      77,067      96,740
                 Economic Benefit             1,901       1,624       1,440

(d)   Amounts contributed by the Company under the 401(k) Plan:

                 Jim H. Houtz                 1,386       1,386       1,349
                 David H. Koeller             1,386       1,386       1,349
                 Mark R. Schonau              1,386       1,145         700
                 Bill W. Childs               1,386        ---          ---
                 Randy L. Skemp               1,386       1,236         ---

                              DIRECTOR COMPENSATION

      In 1995, each non-employee director received $1,500 for each regular or special Board meeting which he attended and $500 for each telephonic Board meeting in which he participated. Each director is also reimbursed for reasonable travel expenses incurred to attend meetings of the Board and committees of which he is a member. Additionally, Dr. Schamadan received $3,000 for consulting services performed on behalf of the Company.

      As approved at the Company's 1995 Annual Meeting of Stockholders, each non-employee director was granted 1,000 shares of Common Stock, subject to certain restrictions due to lapse July 1, 1996. The value of the aggregate restricted stock at the end of the last fiscal year was $76,875.

                      OPTION/SAR GRANTS IN LAST FISCAL YEAR


                                    % of Total
                                    Options/SARS
                    Options/SARS     Granted to     Exercise or
                     Granted        Employees in    Base Price     Expiration      Grant Date
Name                 (#) (1)         Fiscal Year    ($/Sh) (2)        Date        Value ($) (3)
- ----                -----------     ------------    -----------     ---------     -------------


Jim H. Houtz        20,000               6%           19.000       02/20/2000        202,800
                    20,000               6%           24.125       11/26/2000        241,800

David H. Koeller    10,000               3%           19.000       02/20/2000        101,400
                    30,000              10%           24.125       11/26/2000        362,700

Mark R. Schonau     10,000               3%           19.000       02/20/2000        101,400
                    10,000               3%           21.125       11/26/2000        120,900

Bill W. Childs      25,000               8%           21.875       03/31/2000        292,000
                     5,000               2%           21.125       11/26/2000         60,450

Randy L. Skemp      10,000               3%           19.000       02/20/2000        101,400
                    10,000               3%           24.125       11/26/2000        120,900


(1) Options granted in 1995 are exercisable 12 months after the grant date, with 25% of the shares covered thereby becoming exercisable at that time and with an additional 25% of the option shares becoming exercisable on each successive anniversary date with full vesting occurring on the fourth anniversary date. All options were granted for a term of five years and are subject to early termination upon certain events related to termination of employment.

(2)   The Exercise or Base Price equaled the fair market value at grant date.

(3) The Black-Scholes option pricing model was used to determine the present value of options at date of grant. The assumptions used in the model were expected volatility of 51%, 52% and 50% and risk-free rate of return of 7.49%, 7.04% and 5.50% for options granted 2/21/95; 4/1/95 and 11/27/95, respectively; dividend yield of 0% for all grants; and time to exercise five years for all grants.


               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                                       AND
                           FY -- END OPTION/SAR VALUES


                                           Number or Securites
                                          Underlying Unexercised           Value of Unexercised
                   Share                      Options/SARs                  In-the-Money Options/
                  Acquired      Value          at FY -End                      SARs at FY-End
                On Exercise   Realized            (#)                              ($)
Name                 (#)         ($)     Exercisable/Unexcercisable    Exercisable/Unexcercisable
- -------------------------------------------------------------------------------------------------

Jim H. Houtz          ---        ---         15,000/62,500                  153,944/1,601,563


David H. Koeller    79,375    1,068,938         -0-/45,625                      -0-/1,169,141


Mark R. Schonau     35,000      690,440      12,500/42,500                  110,469/1,089,063


Bill W. Childs        ---        ---            -0-/30,000                        -0-/768,750


Randy L. Skemp       4,500       60,626       5,000/37,500                     60,625/960,938


               EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT
                       AND CHANGE-IN-CONTROL ARRANGEMENTS


      In December 1993, the Company and Jim H. Houtz entered into a Retirement Benefit Program. The program provides that, upon Mr. Houtz's retirement from the Company or his attainment of age 65, whichever occurs last, the Company shall pay him on a monthly basis, until he attains 70 years of age, an amount equal to one-twelfth of 60% of his average annual compensation during his last two years of service subject to certain reductions. If Mr. Houtz dies prior to attaining 70 years of age, but after he attains 65 years of age, his heirs will be entitled to such payments. Further, if Mr. Houtz attains age 70, the Company agrees to give Mr. Houtz its interest in the life insurance policies on the lives of Mr. and Mrs. Houtz referenced in the first paragraph under "Certain Relationships and Related Transactions." Should Mr. Houtz die prior to attaining age 70, the Company shall be entitled to an amount equal to the total premiums paid by the Company for such policies out of the proceeds.

      In November 1995, the Company and Mark R. Schonau entered into an employment agreement that superseded and replaced in its entirety a previous agreement dated August 1994. The term of the agreement is two years, unless sooner terminated. Commencing on May 1, 1996, and on each subsequent day thereafter, Mr. Schonau's term of employment shall automatically be extended for the 18 month period commencing on each such day. Pursuant to this agreement, if Mr. Schonau's employment is terminated by the Company without cause or by Mr. Schonau for good reason, the Company shall pay to Mr. Schonau commencing on the thirtieth day following the termination date, 12 monthly payments equal to one-twelfth of the sum of his base salary in effect immediately prior to the time such termination occurs, plus the average of annual incentive bonuses paid to Mr. Schonau for the two fiscal years immediately preceding the fiscal year in which the termination occurs. In addition, the Company will pay Mr. Schonau six monthly payments equal to one-twelfth of his base salary in effect immediately prior to the time such termination occurs. Should Mr. Schonau attain alternative employment during the last six months of the 18 month payment period, the Company's obligations will be reduced by the amount of Mr. Schonau's compensation from his new employer during this six month period. Mr. Schonau shall have the right to exercise all stock options and warrants unexercised, but vested at termination date. Additionally, Mr. Schonau shall have the right to vest and exercise any unvested, unexercised stock options and warrants that vest within six months following such termination date. In consideration for this extension of the vesting period, Mr. Schonau shall serve as a consultant to the Company at the Board's request during the six month period and perform services for up to 30 hours per month. The Company shall also provide Mr. Schonau and his eligible beneficiaries all employee benefits he was entitled to receive prior to termination. These benefits shall continue until the first to occur of his attainment of alternative employment or 18 months following his termination date.

      In 1992, the Company and Mr. Schonau entered into an Executive Severance Agreement (the "Severance Agreement"). Pursuant to this agreement, should Mr. Schonau terminate his employment with the Company for good reason following a change in control or should the Company terminate Mr. Schonau's employment without cause following a change in control, the Company shall pay to Mr. Schonau a lump sum payment, the present value of which shall equal 299% of Mr. Schonau's base salary. All terms and conditions of the agreement are made in accordance with Section 280G of the Code and the regulations promulgated thereunder from time to time. In such case, the Company shall continue to provide Mr. Schonau and his eligible beneficiaries the employee benefits he was entitled to receive prior to termination. These benefits shall continue until the first to occur of his attainment of alternate employment or 24 months. In addition, if, following a change in control, Mr. Schonau terminates his employment or his employment is terminated by the Company without cause, then Mr. Schonau shall be given the right, for a period of twelve months, to cause the Company to purchase all of the Company's Common Stock held by him at a price equal to the higher of (i) the average closing price for the Common Stock trading on the New York Stock Exchange for the 10 days preceding the termination date, and (ii) the closing price on the New York Stock Exchange on the last trading day preceding a change in control.



                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Company has entered into agreements with (i) Mr. and Mrs. Houtz and Mr. and Mrs. Burgmeier for the purchase of joint life insurance policies, and (ii) with Messrs. Houtz, Burgmeier and Maturi for life insurance policies in aggregate policy amounts of (i) $6,000,000 and $1,000,000 and (ii) $2,091,700,
$110,000 and $900,000, respectively. Under each policy, the Company is entitled to receive the return of premiums paid out of the proceeds of the policies, with the balance of the proceeds going to the estates of the insured, with the following exception: in the event Mr. Houtz attains age 70, Mr. Houtz will be the direct beneficiary of the total premiums paid by the Company for the policies for Mr. and Mrs. Houtz. Aggregate annual premiums paid approximate $131,400, $19,500 and $41,700 for Mr. and Mrs. Houtz, Mr. and Mrs. Burgmeier and Mr. Maturi, respectively.

     In 1993, the Company and Mr. Houtz entered into a consulting agreement. The agreement memorialized a 1984 agreement between the Company and Mr. Houtz. The agreement provides that, if Mr. Houtz retires after his 57th birthday, the Company shall pay him monthly for 60 months (commencing on the first day of the month following his termination) an amount equal to one-twelfth of 60% of the salary and bonus that he received for the calendar year immediately preceding his date of retirement. Additionally, the Company shall continue to provide Mr. Houtz with the fringe benefits he received for the calendar year immediately preceding his date of retirement for such 60-month period. Under the agreement, the Company shall obtain consulting and advisory services from Mr. Houtz for the period he receives consulting payments under this agreement. If Mr. Houtz dies subsequent to his retirement, the Company shall continue to make all of the above-referenced payments to Mr. Houtz's designated beneficiary or his estate for the balance of the term of the agreement.



            COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE
                                   ACT OF 1934

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers, directors and persons who beneficially own more than ten percent of a registered class of the Company's equity securities (collectively, "Reporting Persons"), to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Reporting Persons are required by the Exchange Act regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain Reporting Persons that no Forms 5 were required for those persons, the Company believes that, during 1995 its Reporting Persons were in compliance with all applicable filing requirements except that Mr. Skemp filed an amended Form 3 to include shares not previously disclosed.



                             INDEPENDENT ACCOUNTANTS

     The principal independent public accounting firm utilized by the Company during the fiscal year ended December 31, 1995 was Ernst & Young LLP. It is currently anticipated that Ernst & Young LLP will be retained as the principal accounting firm to be utilized by the Company throughout the fiscal year ending December 31, 1996. A representative of Ernst & Young LLP is expected to attend the Meeting for the purpose of responding to appropriate questions. At the Meeting, this representative will be afforded an opportunity to make a statement if he or she so desires.


                              STOCKHOLDER PROPOSALS

     Proposals of  stockholders  intended to be presented at the Company's  1997
Annual Meeting of Stockholders must be received by the Company by November 29, 1996 for inclusion in the Company's proxy materials relating to such meeting.

                                  OTHER MATTERS

     Management does not intend to present to the Meeting any matters other than those hereinbefore mentioned and does not presently know of any matters that will be presented by other parties.




                         BY ORDER OF THE BOARD OF DIRECTORS
                         Mark R. Schonau, Secretary


Scottsdale, Arizona
March 29, 1996

                                   Appendix A

                              CYCARE SYSTEMS, INC.
                          1995 LONG-TERM INCENTIVE PLAN

                      ARTICLE 1. PURPOSE AND EFFECTIVE DATE

     1.1 General. The purpose of the CyCare Systems, Inc. 1995 Long-Term Incentive Plan (the "Plan") is to promote the success, and enhance the value, of CyCare Systems, Inc. (the "Company") by linking the personal interests of its key employees to those of Company stockholders and by providing its key employees with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees upon whose judgment, interest, and special effort the successful conduct of the Company's operation is largely dependent. Accordingly, the Plan permits the grant of incentive awards from time to time to selected officers and key employees. It is also intended that the Plan replace the CyCare Systems, Inc. Stock Option Plan (the "Prior Plan"); provided, however, that options granted under the Prior Plan shall continue to be subject to the terms and conditions set forth in the agreement evidencing the option grant.


     1.2 Effective Date. The Plan is effective as of March 1, 1995 (the "Effective Date). Within one year after the Effective Date, the Plan shall be submitted to the shareholders of the Company for their approval. The Plan will be deemed to be approved by the stockholders if it receives the affirmative vote of the holders of a majority of the shares of stock of the Company present, or represented, and entitled to vote at a meeting duly held (or by the written consent of the holders of a majority of the shares of stock of the Company entitled to vote) in accordance with the applicable provisions of Delaware law and the Company's Bylaws and Restated Certificate of Incorporation. Any Awards granted under the Plan prior to stockholder approval are effective when made (unless the Committee specifies otherwise at the time of grant), but no Award may be exercised or settled and no restrictions relating to any Award may lapse before stockholder approval. If the stockholders fail to approve the Plan, any Award previously made shall be automatically canceled without any further act.


                     ARTICLE 2. DEFINITIONS AND CONSTRUCTION

     2.1 Definitions. When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Section or in Sections 1.1 or 1.2 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:

          (a) "Award" means any Option, Stock Appreciation Right, Restricted Stock Award, Performance Share Award, Dividend Equivalent Award, or Other Stock-Based Award, or any other right or interest relating to Stock or cash, granted to a Participant under the Plan.

          (b) "Award Agreement" means any written agreement, contract, or other instrument or document evidencing an Award.

          (c)  "Board" means the Board of Directors of the Company.

          (d)  "Change of Control" means and includes each of the following:

               (1) A change of control of the Company through a transaction or series of transactions, such that any person (as that term is used in Section 13 and 14(d)(2) of the 1934 Act), excluding affiliates of the Company as of the Effective Date, is or becomes the beneficial owner (as that term is used in Section 13(d) of the 1934 Act) directly or indirectly, of securities of the Company representing 35% or more of the combined voting power of the Company's then outstanding securities;

               (2) Upon the first purchase under a tender offer or exchange offer for 20% or more of the outstanding shares of Stock (or securities convertible into Stock), other than an offer by the Company or any Subsidiary or any employee benefit plan sponsored by the Company or any Subsidiary;

               (3) Any merger or consolidation of the Company in which the Company is not the continuing or surviving corporation or pursuant to which Shares would be converted into cash, securities or other property, other than a merger of the Company in which the holders of the Shares immediately before the merger have the same proportionate ownership of Common Stock of the surviving corporation immediately after the merger;

               (4) Substantially all of the assets of the Company are sold or otherwise transferred to parties that are not within a "controlled group of corporations" (as defined in Section 1563 of the Code) in which the Company is a member; or

               (5) If, at any time after March 1, 1995, there shall cease to be a majority of the Board comprised as follows: individuals who as of March 1, 1995, constitute the Board and any new director(s) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of the majority of the directors still in office who either were directors as of March 1, 1995, or whose election or nomination for election was previously so approved.

          (e) "Code" means the Internal Revenue Code of 1986, as amended from time to time.

          (f)  "Committee" means the committee of the Board described in Article
               3.

          (g) "Disability" shall mean any illness or other physical or mental condition of a Participant which renders the Participant incapable of performing his full-time duties for the Company for six consecutive months and within 30 days after notice by the Committee to the Participant, the Participant does not return to the full-time performance of his duties.

          (h) "Dividend Equivalent" means a right granted to a Participant under Article 10.

          (i) "Fair Market Value" means with respect to Stock or any other property, the fair market value of such Stock or other property determined by such methods or procedures as may be established from time to time by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock as of any date shall be the closing price for the Stock as reported in The Wall Street Journal for that date or, if no closing price is so reported for that date, the closing price on the next preceding date for which a closing price was reported.

          (j) "Incentive Stock Option" means an Option that is intended to meet the requirements of Section 422 of the Code or any successor provision thereto.

          (k) "Non-Qualified Stock Option" means an Option that is not intended to be an Incentive Stock Option.

          (l) "Option" means a right granted to a Participant under Article 6 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Non-Qualified Stock Option.

          (m) "Other Stock-Based Award" means a right, granted to a Participant under Article 11, that relates to or is valued by reference to Stock or other Awards relating to Stock.

          (n) "Participant" means a person who, as an officer or key employee of the Company or any Subsidiary, has been granted an Award under the Plan.

          (o)  "Performance  Share" means a right granted to a Participant under
               Article 8, to receive cash, Stock, or other Awards, the payment of which is contingent upon achieving certain performance goals established by the Committee.

          (p) "Plan" means the CyCare Systems, Inc. 1995 Long-Term Incentive Plan, as amended from time to time.

          (q) "Restricted Stock Award" means Stock granted to a Participant under Article 9 that is subject to certain restrictions and to risk of forfeiture.

          (r) "Stock" means the Common Stock of the Company and such other securities of the Company that may be substituted for Stock pursuant to Article 12.

          (s) "Stock Appreciation Right" or "SAR" means a right granted to a Participant under Article 7 to receive a payment equal to the difference between the Fair Market Value of a share of Stock as of the date of exercise of the SAR over the grant price of the SAR, all as determined pursuant to Article 7.

          (t) "Subsidiary" means any corporation of which a majority of the outstanding voting stock or voting power is beneficially owned directly or indirectly by the Company.

                            ARTICLE 3. ADMINISTRATION

          3.1 Committee. The Plan shall be administered by a Committee that is appointed by, and shall serve at the discretion of, the Board. The Committee shall consist of at least two individuals who are members of the Board who are "disinterested persons," as such term is defined in Rule 16b-3 promulgated under
Section 16 of the Securities Exchange Act of 1934 (the "1934 Act") or any successor provision, except as may be otherwise permitted under Section 16 of the 1934 Act and the regulations and rules promulgated thereunder.

          3.2  Action  By The  Committee.  A  majority  of the  Committee  shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present and acts approved in writing by a majority of the Committee in lieu of a meeting shall be deemed the acts of the Committee. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Subsidiary, the Company's independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

          3.3 Authority of Committee. The Committee has the exclusive power, authority and discretion to:

               (a) Designate Participants;

               (b) Determine the type or types of Awards to be granted to each Participant;

               (c) Determine the number of Awards to be granted and the number of shares of Stock to which an Award will relate;

               (d) Determine the terms and conditions of any Award granted under the Plan including but not limited to, the exercise price, grant price, or purchase price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

               (e) Determine whether, to what extent, and under what circumstances an Award may be settled in, or the exercise price of an Award may be paid in, cash, Stock, other Awards, or other property, or an Award may be canceled, forfeited, or surrendered;

               (f) Prescribe the form of each Award Agreement, which need not be identical for each Participant;

               (g)  Decide  all  other   matters  that  must  be  determined  in
          connection with an Award;

               (h) Establish, adopt or revise any rules and regulations as it may deem necessary or advisable to administer the Plan; and

               (i) Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan.

          3.4 Decisions Binding. The Committee's interpretation of the Plan, any Awards granted under the Plan, any Award Agreement and all decisions and determinations by the Committee with respect to the Plan are final, binding, and conclusive on all parties.

                      ARTICLE 4. SHARES SUBJECT TO THE PLAN

          4.1 Number of Shares. Subject to adjustment provided in Section 13.1, the aggregate number of shares of Stock reserved and available for Awards or which may be used to provide a basis of measurement for or to determine the value of an Award (such as with a Stock Appreciation Right or Performance Share Award) shall be 1,120,000.

          4.2 Lapsed Awards. To the extent that an Award terminates, expires or lapses for any reason, any shares of Stock subject to the Award will again be available for the grant of an Award under the Plan and shares subject to SARs or other Awards settled in cash will be available for the grant of an Award under the Plan, in each case to the full extent available pursuant to the rules and interpretations of the Securities and Exchange Commission under Section 16 of the 1934 Act, as amended.

          4.3 Stock Distributed. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.

          4.4 Limitation On Number of Shares Subject To Awards. Notwithstanding any provision in the Plan to the contrary, the maximum number of shares of Stock with respect to one or more Awards that may be granted to any one Participant over the term of the Plan shall be 600,000.

                             ARTICLE 5. ELIGIBILITY

          5.1 General. Awards may be granted only to individuals who are officers or other key employees (including employees who also are directors or officers) of the Company or a Subsidiary, as determined by the Committee.

                            ARTICLE 6. STOCK OPTIONS

          6.1  General.   The  Committee  is  authorized  to  grant  Options  to
Participants on the following terms and conditions:

               (a) Exercise Price. The exercise price per share of Stock under an Option shall be determined by the Committee, provided that the exercise price for any Option shall not be less than the Fair Market Value as of the date of grant.

               (b) Time And Conditions Of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, provided that no Option may be exercisable prior to six months following the date of the grant of such Option. The Committee also shall determine the performance or other conditions, if any, that must be satisfied before all or part of an Option may be exercised.

               (c) Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, shares of Stock, or other property (including "cashless exercise" arrangements), and the methods by which shares of Stock shall be delivered or deemed to be delivered to Participants. Without limiting the power and discretion conferred on the Committee pursuant to the preceding sentence, the Committee may, in the exercise of its discretion, but need not, allow a Participant to pay the Option price by directing the Company to withhold from the shares of Stock that would otherwise be issued upon exercise of the Option that number of shares having a Fair Market Value on the exercise date equal to the Option price, all as determined pursuant to rules and procedures established by the Committee.

               (d) Evidence of Grant. All Options shall be evidenced by a written Award Agreement between the Company and the Participant. The Award Agreement shall include such provisions as may be specified by the Committee.

          6.2 Incentive Stock Options. The terms of any Incentive Stock Options granted under the Plan must comply with the following additional rules:

               (a) Exercise Price. The exercise price per share of Stock shall be set by the Committee, provided that the exercise price for any Incentive Stock Option may not be less than the Fair Market Value as of the date of the grant.

               (b) Exercise. In no event, may any Incentive Stock Option be exercisable for more than ten years from the date of its grant.

               (c) Lapse of Option. An Incentive Stock Option shall lapse under the following circumstances:

                    (1) The  Incentive  Stock Option shall lapse ten years after it is granted, unless an earlier time is set in the Award Agreement.

                    The  Incentive  Stock Option shall lapse twelve months after the Participant's termination of employment, if the termination of employment was attributable to Disability.

                    (2) If the Participant  separates from employment other than as provided in paragraph (2), the Incentive Stock Option shall lapse three months after the Participant's termination of employment.

                    (3) If the Participant dies before the Option lapses pursuant to paragraph (1), (2) or (3), above, the Incentive Stock Option shall lapse, unless it is previously exercised, on the earlier of (i) the date on which the Option would have lapsed had the Participant lived and had his employment status (i.e., whether the Participant was employed by the Company on the date of his death or had previously terminated employment) remained unchanged; or (ii) 15 months after the date of the Participant's death. Upon the Participant's death, any exercisable Incentive Stock Options may be exercised by the Participant's legal representative or representatives, by the person or persons entitled to do so under the Participant's last will and testament, or, if the Participant shall fail to make testamentary disposition of such Incentive Stock Option or shall die intestate, by the person or persons entitled to receive said Incentive Stock Option under the applicable laws of descent and distribution.

               (d) Individual Dollar Limitation. The aggregate Fair Market Value (determined as of the time an Award is made) of all shares of Stock with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00.

               (e) Ten-Percent Owners. An Incentive Stock Option shall be granted to any individual who, at the date of grant, owns stock possessing more than ten percent of the total combined voting power of all classes of Stock of the Company only if such Option is granted at a price that is not less than 110% of Fair Market Value on the date of grant and the Option is exercisable for no more than five years from the date of grant.

               (f) Expiration of Incentive Stock Options. No Award of an Incentive Stock Option may be made pursuant to this Plan after 2005.

               (g) Right To Exercise. During a Participant's lifetime, an Incentive Stock Option may be exercised only by the Participant.

                      ARTICLE 7. STOCK APPRECIATION RIGHTS

          7.1 Grant of SARs. The Committee is authorized to grant SARs to Participants on the following terms and conditions:

               (a) Right of Payment. Upon the exercise of a Stock Appreciation Right, the Participant to whom it is granted has the right to receive the excess, if any, of:

                    (1) The Fair Market  Value of one share of Stock on the date of exercise; over

                    (2) The  grant  price  of the  Stock  Appreciation  Right as determined by the Committee, which shall not be less than the Fair Market Value of one share of Stock on the date of grant in the case of any SAR related to any Incentive Stock Option.

               (b) Other Terms. All awards of Stock Appreciation Rights shall be evidenced by an Award Agreement. The terms, methods of exercise, methods of settlement, form of consideration payable in settlement, and any other terms and conditions of any Stock Appreciation Right shall be determined by the Committee at the time of the grant of the Award and shall be reflected in the Award Agreement.

                          ARTICLE 8. PERFORMANCE SHARES

          8.1 Grant of Performance Shares. The Committee is authorized to grant Performance Shares to Participants on such terms and conditions as may be selected by the Committee. The Committee shall have the complete discretion to determine the number of Performance Shares granted to each Participant. All Awards of Performance Shares shall be evidenced by an Award Agreement.

          8.2  Right  To  Payment.  A grant  of  Performance  Shares  gives  the
Participant rights, valued as determined by the Committee, and payable to, or exercisable by, the Participant to whom the Performance Shares are granted, in whole or in part, as the Committee shall establish at grant or thereafter. The Committee shall set performance goals and other terms or conditions to payment of the Performance Shares in its discretion which, depending on the extent to which they are met, will determine the number and value of Performance Shares that will be paid to the Participant, provided that the time period during which the performance goals must be met shall, in all cases, exceed six months.

          8.3 Other Terms. Performance Shares may be payable in cash, Stock, or other property, and have such other terms and conditions as determined by the Committee and reflected in the Award Agreement.

                       ARTICLE 9. RESTRICTED STOCK AWARDS

          9.1 Grant of Restricted Stock. The Committee is authorized to make Awards of Restricted Stock to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. All Awards of Restricted Stock shall be evidenced by an Award Agreement.

          9.2 Issuance And Restrictions. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.

          9.3 Forfeiture. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of employment during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company, provided, however, that the Committee may provide in any Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

          9.4 Certificates For Restricted Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company shall retain physical possession of the certificate until such time as all applicable restrictions lapse.

                        ARTICLE 10. DIVIDEND EQUIVALENTS

          10.1 Grant Of Dividend Equivalents. The Committee is authorized to grant Dividend Equivalents to Participants subject to such terms and conditions as may be selected by the Committee. Dividend Equivalents shall entitle the Participant to receive payments equal to dividends with respect to all or a portion of the number of shares of Stock subject to an Option Award or SAR Award, as determined by the Committee. The Committee may provide that Dividend Equivalents be paid or distributed when accrued or be deemed to have been reinvested in additional shares of Stock, or otherwise reinvested.

                      ARTICLE 11. OTHER STOCK-BASED AWARDS

          11.1 Grant Of Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to shares of Stock, as deemed by the Committee to be consistent with the purposes of the Plan, including without limitation shares of Stock awarded purely as a "bonus" and not subject to any restrictions or conditions, convertible or exchangeable debt securities, other rights convertible or exchangeable into shares of Stock, and Awards valued by reference to book value of shares of Stock or the value of securities of or the performance of specified Subsidiaries. The Committee shall determine the terms and conditions of such Awards.

                   ARTICLE 12. PROVISIONS APPLICABLE TO AWARDS

          12.1 Stand-Alone, Tandem, And Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for, any other Award granted under the Plan. If an Award is granted in substitution for another Award, the Committee may require the surrender of such other Award in consideration of the grant of the new Award. Awards granted in addition to or in tandem with other Awards may be granted either at the same time as or at a different time from the grant of such other Awards.

          12.2 Exchange Provisions. The Committee may at any time offer to exchange or buy out any previously granted Award for a payment in cash, Stock, or another Award (subject to Section 12.1), based on the terms and conditions the Committee determines and communicates to the Participant at the time the offer is made.

          12.3 Term Of Award. The term of each Award shall be for the period as determined by the Committee, provided that in no event shall the term of any Incentive Stock Option or a Stock Appreciation Right granted in tandem with the Incentive Stock Option exceed a period of ten years from the date of its grant.

          12.4 Form Of Payment For Awards. Subject to the terms of the Plan and any applicable law or Award Agreement, payments or transfers to be made by the Company or a Subsidiary on the grant or exercise of an Award may be made in such forms as the Committee determines at or after the time of grant, including without limitation, cash, Stock, other Awards, or other property, or any combination, and may be made in a single payment or transfer, in installments, or on a deferred basis, in each case determined in accordance with rules adopted by, and at the discretion of, the Committee.

          12.5 Limits Of Transfer. No right or interest of a Participant in any Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or a Subsidiary, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or a Subsidiary. Except as otherwise provided below, no Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or, except in the case of an Incentive Stock Option, pursuant to a court order that would otherwise satisfy the requirements to be a domestic relations order as defined in Section 414(p)(1)(B) of the Code, if the order satisfies Section 414(p)(1)(A) of the Code notwithstanding that such an order relates to the transfer of a stock option rather than an interest in an employee benefit pension plan. In the Award Agreement for any Award other than an Award that includes an Incentive Stock Option, the Committee may allow a Participant to assign or otherwise transfer all or a portion of the rights represented by the Award to specified individuals or classes of individuals, or to a trust benefiting such individuals or classes of individuals, subject to such restrictions, limitations, or conditions as the Committee deems to be appropriate.

          12.6 Beneficiaries. Notwithstanding Section 12.5, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant's death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Agreement applicable to the Participant, except to the extent the Plan and Award Agreement otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If the Participant is married, a designation of a person other than the Participant's spouse as his beneficiary with respect to more than 50 percent of the Participant's interest in the Award shall not be effective without the written consent of the Participant's spouse. If no beneficiary has been designated or survives the Participant, payment shall be made to the person entitled thereto under the Participant's will or the laws of descent and distribution. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time provided the change or revocation is filed with the Committee.

          12.7 Stock Certificates. All Stock certificates delivered under the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate to reference restrictions applicable to the Stock.

          12.8 Acceleration Upon A Change Of Control. If a Change of Control occurs, all outstanding Options, Stock Appreciation Rights, and other Awards in the nature of rights that may be exercised shall become fully exercisable and all restrictions on outstanding Awards shall lapse. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 6.2(d), the excess Options shall be deemed to be Non-Qualified Stock Options. Notwithstanding any provision in this Plan to the contrary, if a Change of Control of the Company has occurred and the Participant's employment is terminated for any reason except those "excepted causes" detailed below, the Participant shall be entitled for a seven-month period following such termination, to exercise all Options and other Awards that were exercisable as of the date of such termination (taking into account the acceleration provision of this Section 12.8). For this purpose, excepted cause shall mean termination of employment due to (i) the death of the Participant, (ii) the disability of the Participant, or (iii) cause (which shall deem to occur if the Participant willfully engages in conduct that is demonstrably and materially injurious to the Company, monetarily, or otherwise; and in making such determination, no act, or failure to act, on the Participant's part shall be deemed "willful" unless done, or omitted to be done, by the Participant in bad faith and without reasonable belief that the act or omission was in the best interest of the Company.

                    ARTICLE 13. CHANGES IN CAPITAL STRUCTURE

          13.1 General. In the event a stock dividend is declared upon the Stock, the shares of Stock then subject to each Award (and the number of shares subject thereto) shall be increased proportionately without any change in the aggregate purchase price therefor. In the event the Stock shall be changed into or exchanged for a different number or class of shares of Stock or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, there shall be substituted for each such share of Stock then subject to each Award (and for each share of Stock then subject thereto) the number and class of shares of Stock into which each outstanding share of Stock shall be so exchanged, all without any change in the aggregate purchase price for the shares then subject to each Award.

               ARTICLE 14. AMENDMENT, MODIFICATION AND TERMINATION

          14.1 Amendment, Modification and Termination. With the approval of the Board, at any time and from time to time, the Committee may terminate, amend or modify the Plan. However, without approval of the stockholders of the Company or other conditions (as may be required by the Code, by the insider trading rules of Section 16 of the 1934 Act, by any national securities exchange or system on which the Stock is listed or reported, or by a regulatory body having jurisdiction), no such termination, amendment, or modification may:

               (a) Materially increase the total number of shares of Stock that may be issued under the Plan, except as provided in Section 13.1;

               (b)   Materially   modify  the   eligibility   requirements   for
          participation in the Plan; or

               (c) Materially increase the benefits accruing to Participants under the Plan.

          14.2 Awards Previously Granted. No termination, amendment, or modification of the Plan shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Participant.

                         ARTICLE 15. GENERAL PROVISIONS

          15.1 No Rights To Awards. No Participant or employee shall have any claim to be granted any Award under the Plan, and neither the Company nor the Committee is obligated to treat Participants and employees uniformly.

          15.2 No Stockholders Rights. No Award gives the Participant any of the rights of a shareholder of the Company unless and until shares of Stock are in fact issued to such person in connection with such Award.

          15.3 Withholding. The Company or any Subsidiary shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy Federal, state, and local taxes (including the Participant's FICA obligation) required by law to be withheld with respect to any taxable event arising as a result of this Plan. With respect to withholding required upon any taxable event under the Plan, Participants may elect, subject to the Committee's approval, to satisfy the withholding requirement, in whole or in part, by having the Company or any Subsidiary withhold shares of Stock having a Fair Market Value on the date of withholding equal to the amount to be withheld for tax purposes in accordance with such procedures as the Committee establishes. The Committee may, at the time any Award is granted, require that any and all applicable tax withholding requirements be satisfied by the withholding of shares of Stock as set forth above.

          15.4 No Right To Employment. Nothing in the Plan or any Award Agreement shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary.

          15.5 Unfunded Status Of Awards. The Plan is intended to be an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Agreement shall give the Participant any rights that are greater than those of a general creditor of the Company or any Subsidiary.

          15.6 Indemnification. To the extent allowable under applicable law, each member of the Committee or of the Board shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Bylaws or Restated Certificate of Incorporation, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

          15.7 Relationship To Other Benefits. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary.

          15.8 Expenses. The expenses of administering the Plan shall be borne by the Company and its Subsidiaries.

          15.9 Titles And Headings. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.

          15.10 Fractional Shares. No fractional shares of stock shall be issued and the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional shares or whether such fractional shares shall be eliminated by rounding up.

          15.11 Securities And Compliance. With respect to any person who is, on the relevant date, obligated to file reports under Section 16 of the 1934 Act, transactions under this Plan are intended to comply with all applicable conditions of Rule 16b-3 or its successors under the 1934 Act. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be void to the extent permitted by law and voidable as deemed advisable by the Committee.

          15.12 Government And Other Regulations. The obligation of the Company to make payment of awards in Stock or otherwise shall be subject to all applicable laws, rules, and regulations, and to such approvals by government agencies as may be required. The Company shall be under no obligation to register under the Securities Act of 1933, as amended (the "1933 Act"), any of the shares of Stock paid under the Plan. If the shares paid under the Plan may in certain circumstances be exempt from registration under the 1933 Act, the Company may restrict the transfer of such shares in such manner as it deems advisable to ensure the availability of any such exemption.

          15.13 Governing Law. The Plan and all Award Agreements shall be construed in accordance with and governed by the laws of the State of Arizona.

[CyCare Letter Head]

Dear Stockholder:

You are cordially invited to attend the 1996 Annual Meeting of Stockholders of CyCare Systems, Inc., which will be held at the Company's offices at 7001 North Scottsdale Road, Suite 1000, Scottsdale, Arizona, at 3:00 P.M., local time, on Tuesday, May 21, 1996.

The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement describe the items to be considered and acted upon by the stockholders.

Whether or not you plan to attend this meeting, please sign, date and return your proxy form above as soon as possible so that your shares can be voted at the meeting in accordance with your instructions. If you attend the meeting, you may revoke your proxy, if you wish, and vote personally. It is very important that your stock be represented.


Sincerely,

/s/ Jim H. Houtz
- -----------------------
Jim H. Houtz
Chairman of the Board
President and
Chief Executive Officer

This Proxy is Solicited on Behalf of the Board of Directors of CyCare Systems, Inc.

The undersigned hereby appoints Mark R. Schonau and Thomas P. Hull, jointly and severally, as Proxies, with full power of substitution, and hereby authorizes them to represent and to vote, as designated hereon, all the shares of Common Stock of CyCare Systems, Inc. held of record by the undersigned on March 22, 1996, at the Annual Meeting of Stockholders to be held at 3:00p.m., local time, on May 21, 1996 or any adjournment thereof.

[X]  Please mark votes as in this example

This proxy, when properly executed, will be voted in accordance with the directions indicated hereon. If no specific directions are given, this proxy will be voted for approval of all listed proposals and, with repsect to such other business as may properly come before the Meeting, in accordance with the discretion of the Proxies.

1.   Election of Directors

     FOR [ ]        WITHHELD [ ]   Jim H. Houtz
                                   James L. Schamadan, M.D.

     For, except vote withheld from the following nominee(s):

     -------------------------------------------------------

2. Proposal to amend the Restated Certificate of Incorporation of CyCare Systems, Inc. as set forth in the accompanying Proxy Statement.

     FOR [ ]   AGAINST [ ]    ABSTAIN [ ]

3. Proposal to amend the CyCare Systems, Inc. 1995 Long-Term Incentive Plan as set forth in the accompanying Proxy Statement.

     FOR [ ]   AGAINST [ ]    ABSTAIN [ ]

Please sign exactly as name appears. When shares are held by joint tenants, both should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


PLEASE PROMPTLY MARK, SIGN, DATE AND RETURN THE PROXY CARD USING THE ENCLOSED ENVELOPE




- ---------------------------------------------


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SIGNATURE(S)                       DATE